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                                                                Exhibit 10.28

                                                             REDACTED VERSION

                             PLASMA SUPPLY AGREEMENT

     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***


In Los Angeles on this 23rd day of October, 1997.

                                 BY AND BETWEEN

SERACARE Inc., a corporation of U.S.A. nationality, with address at 1925 Century Park East, Suite 1970, Los Angeles, California, U.S.A., represented by Mr. Barry D. Plost, by virtue of his position as Chairman
(CEO) (Hereinafter referred to as SERACARE), party of the first part.

INSTITUTO GRIFOLS, S.A., a corporation of Spanish nationality, with address at Poligono Industrial Levante, Calle Can Guasch, s/n. 08150 Parets del Valles, Barcelona, Spain, represented by Mr. Javier Jorba Ribes, by virtue of his position as General Manager, (Hereinafter referred to as GRIFOLS), party of the second part.

                                    WHEREAS

I. SERACARE is a corporation, which main activity is the collection of Human Source Plasma, through donations carried out in its Plasma Centers located in the U.S.A.

II. GRIFOLS is a corporation, which main activity is the manufacturing and commercialization of Hemoderivatives, which are manufactured in its premises located at Parets del Valles.


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III.   SERACARE, declares that its Plasma Centers comply with all legal requirements and/or regulations of the authorities in the U.S.A., in special from the Health Authorities and the Food and Drug Administration (FDA), and have all the necessary and required permits.

IV. SERACARE is willing to supply and GRIFOLS to obtain, Human Source Plasma (hereinafter referred to as Plasma), due to which, both parties recognizing in each other enough legal capacity, agree to enter into the present Plasma Supply Agreement in accordance with the following:


                                  CLAUSES


       FIRST - Constitutes the object of the present Agreement, the supply of Human Source Plasma obtained from the Plasma Centers of SERACARE within the U.S.A., done by this to GRIFOLS, in accordance with the provisions of this Agreement.

       SECOND - Due to the special technical specifications and quality controls that the Plasma has to comply with, the parties agree that all the Plasma supplied from SERACARE to GRIFOLS, will be exclusively obtained from the Plasma Centers which are detailed in Annex I to the present.

       SERACARE shall immediately inform GRIFOLS of any fault findings, quality deviations, etc., that have been found at SERACARE's Centers by Governmental or Health Authorities and advise GRIFOLS if Plasma sent to GRIFOLS is affected by such deviations.

       THIRD - GRIFOLS shall have the right to inspect the Plasma Centers from which SERACARE obtains the Plasma that is supplied to GRIFOLS. This inspections will include the right to visit production facilities and review donor records.


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       GRIFOLS, shall also have the right, if it is requested by this, to obtain authorization from SERACARE so that any Health Authorities may visit and inspect the Plasma Centers from which SERACARE obtains the Plasma that is supplied to GRIFOLS.

       FOURTH - GRIFOLS will purchase from SERACARE the annual minimum amount of *** liters of Plasma for the year ending on 31st December 1997, and *** liters for the year ending on 31st December 1998, in shipments of between *** and *** liters each.

       The above quantities shall be provided from the Plasma Centers which are detailed in Annex I.

       FIFTH - The quality and technical specifications of the Human Source plasma supplied by SERACARE to GRIFOLS, are detailed in Annex II, which as well includes all the required tests to which said plasma has to be submitted.

       SERACARE will be responsible for the "Inventory Hold" of the Plasma, that for year 1997 will be of 30 days and for year 1998 will be of 60 days, which means that in both cases delivery cannot be made before such term expires.

       The quality and technical specification, may be changed and/or modified, at Grifols' requirement, in order to comply with any new legislation in force and/or new controls or test methods which are available in order to obtain the most secure Plasma possible.

       Every shipment of Plasma, will be shipped together with all the mandatory and/or legal documents, as well as any other documents that may be required by GRIFOLS.


----------------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.


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       SIXTH - GRIFOLS will pay to SERACARE US$ *** per liter of plasma, said price including the applicable Incoterms, which are CIP (Carriage and Insurance Paid to) Parets del Valles.

       In the event that / new test and/or control is required, as stated in Clause Fifth hereinabove, GRIFOLS and SERACARE shall mutually agree to renegotiate the prices set forth in this Agreement.

       SEVENTH - Payment of the Plasma delivered by SERACARE to GRIFOLS would be payable 30 days after reception by GRIFOLS in its premises in Parets del Valles.

       EIGHT - The Plasma will be shipped and packed in accordance with the specifications set forth in Annex III to the present, and will contain the samples of each plasma unit for evaluation and approval which are also detailed in said Annex III.

       NINTH - For the event that a shipment of Plasma and/or the units of Plasma do not comply with the specifications agreed herein, SERACARE will be responsible and shall reimburse of all costs, including the price, incurred by GRIFOLS.

       The same will be of application for the event of "look backs" due to seroconversions of the donors, and as well as for any other reason that makes the units of Plasma not suitable to be processed.

       TENTH - The duration of the present Agreement will be until ***, and will start on the date the Plasma Master File is approved by the Health Authorities, which should occur within 3 months after delivery by SERACARE to GRIFOLS of the necessary


---------------------------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.


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documentation. The Agreement will be automatically renewed for one year periods if neither party denounces it three months before the expiry.

       ELEVENTH - Neither party shall be liable for non-performance of this Agreement due to Force Majeure. Force Majeure will have the meaning stated below under (a):

              (a) Strikes, lockouts, other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, sinking, drought, civil disturbances, explosions, act or decisions of duly constituted municipal, state or National Governmental Authorities or of Courts of Law, impossibility to obtain supplies, fuel or other required materials; or any other causes similar or completely different, all beyond the control of the party pleading Force Majeure preventing the Party from performing its rights and obligations and not to be overcome by due diligence of such Party.

              (b) The parties agree that if either of them find themselves wholly or partly unable to fulfill their respective obligations in this Agreement by reasons of Force Majeure, the Party pleading Force Majeure will as soon as possible notify the other Party of its inability to perform giving a detailed explanation of the occurrence which excuses performance. If said notice is given, the performance of the notifying party shall be abated for so long as performance may be prevented by Force Majeure. A Party unable to perform due to Force Majeure shall resume fulfilling its obligations, including making the due payments, after the Force Majeure has ceased. All terms will be extended by the time period the Force Majeure has lasted.

       TWELFTH - The present Agreement will be terminated and will become null due to any of the following reasons:

              (a) Mutual agreement


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              (b) Those fixed by Law.

              (c) With thirty (30) days notice if the other party shall default in the performance or observation of any material provisions of this Agreement and shall fail to cure such default within sixty (60) days after notice from such party, and the non-defaulting party shall reserve a right to seek a remedy available under the applicable laws.

              (d) If any party falls into a suspension of payments or becomes bankrupt.

              (e) Not meeting payments due.

              (f) Any substantial change in the ownership in any of the parties which may give rise to a change in the political control of the Company, or the participation through the acquisition of shares by a direct competitor of any of the parties.

       THIRTEENTH -

              (a) Any notice required or provided for by the terms of this Agreement shall be made in writing and shall be sent by registered air mail postage prepaid or by telex or by facsimile properly addressed in accordance with the addresses first above given or to such other addresses as the parties may at a later date advise. The effective date of the notice shall be six (6) days after the date of sending such notice.

              (b) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. None of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto. The headings used in this Agreement are only meant for easy reading of the Agreement.

              (c) Provisions of this Agreement are separate and divisible and the invalidity or unforceability of any part shall not affect the validity or enforceability of any remaining part


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or parts, all of which remain in full force and effect. However, the parties agree to substitute any invalid or unenforceable provision by valid and enforceable arrangement which achieves to the greatest extent possible the financial balance and actual understanding already established between the parties.

       FOURTEENTH - Any dispute, controversy or difference that may arise from the interpretation or in connection with the present Agreement or as the compliance of any other obligations contained herein, shall be submitted to arbitration held in Barcelona (Spain), in the "Tribunal Arbitral de Catalanya" according to its rules. The award rendered in any such arbitration shall be legal and binding upon the parties hereto.

       FIFTEENTH - The parties agree that the present document is a commercial agreement and is ruled by the Clauses contained herein, and shall be governed by the laws of Spain, by Spanish commercial usage or, in its case, by the Spanish Civil Code.

       IN WITNESS WHEREOF, the present Agreement is singed in duplicate in the place and date first written above.


INSTITUTO GRIFOLS, S.A.                SERACARE, INC.


/s/ Javier Jorba Ribes                 /s/ Barry Plost
-----------------------------          -----------------------------


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